Exhibit 10.8

                    CREDIT LINE AND NOTE EXTENSION AGREEMENT
                    ----------------------------------------

      AGREEMENT made as of the 27th day of December 2005 by and between J. Adam Holdings, Inc. and SK Realty Ventures, Inc. ("Borrower" or the "Company"), a Nevada corporation with an office address of 2209 Merrick Road, Suite 204, Merrick, New York 11566 and Triple J Associates ("Lender") with an address of 410 Elm Street, West Hempstead, NY 11552.

                              W I T N E S S E T H
                              - - - - - - - - - -

      WHEREAS, the Borrower and Lender are parties to a Credit Line Agreement dated May 1, 2004 in the amount of One Hundred Thousand Dollars ($100,000);

      WHEREAS, the Parties desire to extend the Credit Line for an additional one year period and two (2) optional one(1) year extensions.

      NOW, THEREFORE, the parties hereto, in exchange for the mutual covenants herein contained and intending to be legally bound hereby agree as follows:


      1. Note Extension and Options. The Note shall be extended for an additional one (1) year period commencing on January 1, 2006. In addition, the Note may be extended at the option of the parties for two (2) additional one (1) year periods.

      2. Further Assurances. The parties hereto agree from time to time as may be reasonably required, to execute, verify, acknowledge and deliver Such documents, and each party agrees to take Such other action, as may be reasonably necessary or appropriate to carry Out and effectuate the transactions provided for herein.

      3. Binding Effect; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective Successors, assigns, heirs, distributees and legal representatives.

      4. Arbitration. Any dispute or controversy arising out of or in connection with this Agreement, including any alleged breach hereof, shall be settled and determined exclusively by an arbitration held in New York County, New York, conducted in accordance with the rules of the American Arbitration Association then obtaining. Any award or decision rendered therein shall be in writing and shall be binding upon the parties hereto, with the legal fees of the Successful party to be borne by the unsuccessful party, or otherwise as the arbitrators may determine fair and reasonable. Such decision maybe entered in any Court of competent jurisdiction thereover.

      5. Governing Law; Consent to Jurisdiction. Subject to the terms of the Section above, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. Purchaser irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding (subject to the arbitration provisions of Section 10 above) may be brought in the Courts of record of the State of New York, situated in New York County, or in the Courts of the United States, Southern District of New York; (b) agrees that Such courts shall have personal jurisdiction over each of the signatories hereto in Such Suit, action or other legal proceeding (to the extent permitted hereunder); and (c) waives any objection that he may have to the laying of venue of any such Suit, action or proceeding in any Of such courts, and agrees to waive any claim that any of such courts constitutes a forum non conveniens. Each of the parties hereto agrees that in the event of any litigation or arbitration arising herefrom or in connection herewith, service of any process therein may be duly effected by sending the same, properly addressed, postage prepaid, sent via certified or registered United States Mail, return receipt requested, to the intended recipient at his, her or its address for receipt of notices in accordance with
Section 12 above, along with Such Copies thereof as may be required by Such
Section 12.

      6. Severability . In the event that any provision of this Agreement, or the application thereof to am, person, entity or circumstance, shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or tile application Of Such provision to persons, entities or circumstances other than those to which its application is deemed invalid or unenforceable, shall remain in full force and effect in accordance with the terms hereof.

      7. Amendment; Modification and Waiver. This Agreement shall neither be amended nor modified in any respect, and none of the provisions hereof shall be waived, except by an instrument in writing signed by the parties hereto, making reference to this Agreement and setting forth tile agreed amendment, modification or waiver. In the event of a waiver, though, such writing need on]\, be executed by the party against whom enforcement of such waiver is sought.

      8. Complete Agreement. This Agreement represents the complete agreement and understanding of the parties hereto with respect to the subject matter hereof, merging and superseding only the maturity date with this extension and any options thereto. All other terms and conditions remain in full force and effect.

      9. Section Headings. Section headings have been inserted herein solely for convenience of reference and do not form a substantive part of this Agreement, nor shall they be accorded any weight in the interpretation hereof.

      10. Counterparts . This Payment Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts taken together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement, as of the date and year first above written.

J. Adam Holdings, Inc..

/s/ Richard Miller
-------------------------
Richard Miller, President


SK Realty Ventures, Inc.

/s/ Richard Miller
-------------------------
Richard Miller  President


Triple J Associates


/s/ Richard Miller
-------------------------
Richard Miller